BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 16, 2014 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $13.9 million for the fourth quarter of 2013, up from $12.3 million for the fourth quarter of 2012. Diluted earnings per share was $0.88 compared to $0.79 for the same quarter of the prior year. Net income for the year ended December 31, 2013 was $54.3 million, up from $51.9 million for 2012. Diluted earnings per share for the year was $3.49 compared to $3.36 for 2012.

Net interest income for the fourth quarter of 2013 was $41.9 million compared to $42.3 million for the same period of the prior year. The net interest margin for the quarter was 3.00% compared to 3.11% for the fourth quarter of 2012, as interest rates have remained at historically low levels. The Company's provision for loan losses for the fourth quarter was $454,000 compared to $2.4 million a year ago. The decrease was primarily due to reductions in adversely graded loans. Net charge-offs to average loans for the fourth quarter of 2013 was 0.01% versus 0.03% for the fourth quarter of 2012. Noninterest income totaled $22.2 million compared to $21.8 million for the same quarter of 2012. Noninterest expense for the quarter was $43.9 million compared to $43.4 million for the fourth quarter of 2012. Net expense from other real estate owned was a negative $436,000 due to gains on sales of properties during the fourth quarter. During the fourth quarter of 2013, the Company's effective tax rate decreased to 30.2% compared to 32.7% for the fourth quarter of 2012 due to tax credits and other non-routine tax adjustments.

The Company's total assets once again increased in the fourth quarter of the year to $6.0 billion comparable to year end 2012. Loans totaled $3.4 billion, up $144.7 million from December 31, 2012. Total deposits of $5.4 billion were comparable to year end 2012. The Company's total stockholders' equity was $557.0 million at December 31, 2013, an increase of $37.4 million, or 7.2%, for the year.

Asset quality remained strong. Nonperforming and restructured assets continued on a downward trend, decreasing to 0.69% of total assets compared to 0.81% at year end 2012. The allowance to total loans decreased slightly to 1.15% from 1.19% at year end 2012.

During the quarter, BancFirst announced that it was recognized as one of the top financial institutions in America by Forbes Magazine. Forbes cited a study by Carnegie Mellon studied that reviewed the consumer privacy practices of 3,422 banks for their data collection policy, as well as the sharing and selling of customer data for marketing purposes. According to the study released earlier this year, BancFirst was selected as one of the top banks in the nation based on how it handles personal information collected, and how it protects the privacy of its customers.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 92 banking locations serving 50 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data – Unaudited)

	2013	2013	2013	2013	2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$ 41,921	$ 40,712	$ 40,630	$ 40,256	$ 42,297
Provision for loan losses	454	(12)	516	300	2,446
Non-interest income:
Trust revenue	2,029	2,122	2,015	1,906	1,858
Service charges on deposits	13,615	13,575	12,924	12,336	13,419
Securities transactions	79	90	129	122	272
Income from sales of loans	367	560	691	688	698
Insurance commissions	3,112	3,892	3,045	4,045	3,169
Cash management	1,581	1,620	1,626	1,423	1,092
Other	1,452	1,793	1,303	2,015	1,292
Total noninterest income	22,235	23,652	21,733	22,535	21,800

Non-interest expense:
Salaries and employee benefits	25,777	26,094	25,085	25,209	25,264
Occupancy and fixed assets expense, net	2,786	2,768	2,501	2,580	2,776
Depreciation	2,439	2,307	2,358	2,308	2,403
Amortization of intangible assets	374	424	424	443	456
Data processing services	1,198	1,173	1,229	1,185	1,173
Net (income)/expense from other real estate owned	(436)	105	643	122	178
Marketing and business promotion	2,021	1,668	1,456	1,507	1,995
Deposit insurance	768	750	742	743	761
Other	8,927	8,032	8,017	7,847	8,357
Total noninterest expense	43,854	43,321	42,455	41,944	43,363
Income before income taxes	19,848	21,055	19,392	20,547	18,288
Income tax expense	5,987	6,564	6,799	7,175	5,982
Net income	$ 13,861	$ 14,491	$ 12,593	$ 13,372	$ 12,306
Per Common Share Data:
Net income-basic	0.91	$ 0.94	$ 0.83	$ 0.88	$ 0.81
Net income-diluted	0.88	0.93	0.82	0.86	0.79
Cash dividends declared	0.31	0.31	0.29	0.29	0.29
Common shares outstanding	15,333,622	15,298,035	15,255,864	15,228,277	15,242,308
Average common shares outstanding -
Basic	15,315,951	15,287,535	15,232,129	15,238,701	15,224,346
Diluted	15,640,433	15,594,881	15,479,749	15,482,517	15,482,222
Performance Ratios:
Return on average assets	0.91%	0.99%	0.88%	0.94%	0.83%
Return on average equity	9.93	10.62	9.48	10.31	9.47
Net interest margin	3.00	3.01	3.08	3.08	3.11
Efficiency ratio	68.35	67.31	68.08	66.80	67.65

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data – Unaudited, except where noted*)

	Twelve months ended December 31,
	2013	2012*
Condensed Income Statements:
Net interest income	$ 163,519	$ 164,815
Provision for loan losses	1,258	3,100
Non-interest income:
Trust revenue	8,072	7,315
Service charges on deposits	52,450	46,953
Securities transactions	420	4,915
Income from sales of loans	2,306	2,773
Insurance commissions	14,094	12,626
Cash management	6,250	7,043
Other	6,563	6,092
Total noninterest income	90,155	87,717

Non-interest expense:
Salaries and employee benefits	102,165	99,535
Occupancy and fixed assets expense, net	10,635	10,576
Depreciation	9,412	9,013
Amortization of intangible assets	1,665	1,827
Data processing services	4,785	4,822
Net expense from other real estate owned	434	1,547
Marketing and business promotion	6,652	7,327
Deposit insurance	3,003	2,949
Other	32,823	32,832
Total noninterest expense	171,574	170,428
Income before income taxes	80,842	79,004
Income tax expense	26,525	27,104
Net income	$ 54,317	$ 51,900
Per Common Share Data:
Net income-basic	$ 3.56	$ 3.42
Net income-diluted	3.49	3.36
Cash dividends declared	1.20	1.12
Common shares outstanding	15,333,622	15,242,308
Average common shares outstanding -
Basic	15,268,843	15,172,457
Diluted	15,548,820	15,443,646
Performance Ratios:
Return on average assets	0.93%	0.91%
Return on average stockholders' equity	10.09	10.32
Net interest margin	3.04	3.13
Efficiency ratio	67.64	67.49

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data – Unaudited, except where noted*)

	2013	2013	2013	2013	2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr*
Balance Sheet Data:

Total assets	$ 6,038,974	$ 5,926,730	$ 5,749,666	$ 5,773,926	$ 6,022,250
Total loans	3,387,146	3,358,938	3,245,084	3,219,967	3,242,427
Allowance for loan losses	(39,034)	(38,859)	(38,982)	(38,664)	(38,725)
Securities	527,627	474,640	520,424	565,490	562,542
Deposits	5,419,519	5,309,464	5,150,411	5,174,512	5,440,830
Stockholders' equity	556,997	545,973	534,961	527,707	519,567
Book value per common share	36.33	35.69	35.07	34.65	34.09
Tangible book value per common share	32.75	32.08	31.42	30.97	30.37
Balance Sheet Ratios:
Average loans to deposits	62.48%	63.13%	62.89%	62.27%	60.71%
Average earning assets to total assets	92.63	92.51	92.65	92.79	92.95
Average stockholders' equity to average assets	9.21	9.29	9.28	9.14	8.81
Asset Quality Data:
Past due loans	$ 1,179	$ 1,266	$ 850	$ 542	$ 539
Nonaccrual loans	14,390	15,094	18,946	20,933	20,549
Restructured loans	17,624	18,028	17,903	17,792	17,866
Total nonperforming and restructured loans	33,193	34,388	37,699	39,267	38,954
Other real estate owned and repossessed assets	8,386	8,428	8,503	9,424	9,567
Total nonperforming and restructured assets	41,579	42,816	46,202	48,691	48,521
Nonperforming and restructured loans to total loans	0.98%	1.02%	1.16%	1.22%	1.20%
Nonperforming and restructured assets to total assets	0.69	0.72	0.80	0.84	0.81
Allowance to total loans	1.15	1.16	1.20	1.20	1.19
Allowance to nonperforming and restructured loans	117.60	113.00	103.40	98.47	99.41
Net charge-offs to average loans	0.01	0.00	0.01	0.01	0.03

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands – Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013			December 31, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,370,553	$ 42,756	5.03%	$ 3,281,303	$ 167,345	5.10%
Securities – taxable	448,801	1,202	1.06	485,158	4,947	1.02
Securities - tax exempt	41,193	428	4.13	42,372	1,880	4.44
Interest bearing deposits with banks	1,708,061	1,086	0.25	1,597,546	4,066	0.25
Total earning assets	5,568,608	45,472	3.24	5,406,379	178,238	3.30

Nonearning assets:
Cash and due from banks	177,764			161,750
Interest receivable and other assets	304,189			306,360
Allowance for loan losses	(38,950)			(38,916)
Total nonearning assets	443,003			429,194
Total assets	$ 6,011,611			$ 5,835,573

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 652,929	$ 157	0.10%	$ 653,893	$ 643	0.10%
Savings deposits	1,898,120	1,088	0.23	1,827,575	4,231	0.23
Time deposits	779,895	1,556	0.79	799,817	6,705	0.84
Short-term borrowings	5,790	2	0.13	4,866	6	0.13
Long-term borrowings	8,188	40	1.96	9,324	216	2.32
Junior subordinated debentures	26,804	492	7.29	26,804	1,966	7.34
Total interest-bearing liabilities	$ 3,371,726	$ 3,335	0.39	$ 3,322,279	$ 13,767	0.41

Interest-free funds:
Noninterest bearing deposits	2,063,315			1,952,582
Interest payable and other liabilities	23,032			22,172
Stockholders' equity	553,538			538,540
Total interest free-funds	2,639,885			2,513,294
Total liabilities and stockholders' equity	$ 6,011,611			$ 5,835,573
Net interest income		$ 42,137			$ 164,471
Net interest spread			2.85%			2.89%
Effect of interest free funds			0.15%			0.15%
Net interest margin			3.00%			3.04%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer (405) 270-1002